Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
December 19, 2008
Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850-7464
     Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
     We serve as counsel to Human Genome Sciences, Inc., a Delaware corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to 1,000,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company that may be issued pursuant to the Human Genome Sciences, Inc. Employee Stock Purchase Plan, as amended and restated (the “Stock Purchase Plan”).
     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     (a) The Registration Statement;
     (b) The certificate of incorporation of the Company, as in effect on the date hereof, represented by the Restated Certificate of Incorporation (Fifth) filed with the Delaware Secretary of State (the “DSS”) on November 24, 1993, the Certificate of Amendment filed with the DSS on June 19, 1997, the Certificate of Amendment filed with the DSS on December 16, 1999, the Certificate of Designation filed with the DSS on May 28, 1998, the Certificate of Amendment filed on May 24, 2001 the Certificate of Ownership and Merger filed with the DSS on December 17, 2002 and the Certificate of Amendment filed with the DSS on May 7, 2008 (in the form attached to the Certificate (as defined below)) (the “Certificate of Incorporation”);
     (c) The Amended and Restated By-Laws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “By-Laws”);
     (d) Resolutions adopted by the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement, the issuance of the Shares and the approval of the Stock Purchase Plan (in the form attached to the Certificate);
     (e) The Stock Purchase Plan;
     (f) A good standing certificate for the Company, dated as of a recent date, issued by the DSS; and
     (g) A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.

Human Genome Sciences, Inc.
December 19, 2008

     In expressing the opinion set forth below, we have assumed the following:
     1. Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.
     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the Registration Statement and the terms of the Stock Purchase Plan, will be validly issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any jurisdiction.
     We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Stock Purchase Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Stock Purchase Plan.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
Very truly yours,
DLA PIPER LLP (US)
/s/ DLA Piper LLP (US)